UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025 (February 13, 2025)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Avenue, 25th Floor New York, New York 10017
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CION	The New York Stock Exchange
7.50% Notes due 2029	CICB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 13, 2025, Murray Hill Funding II, LLC (“MHF II”), a wholly owned, special purpose financing subsidiary of CĪON Investment Corporation (“CION”), entered into a Termination Agreement (the “Termination Agreement”) with UBS AG, London Branch (“UBS”), as lender, Murray Hill Funding, LLC, CION Investment Management, LLC (“CIM”), CION’s investment adviser, as collateral manager, US Bank Trust Company National Association, as trustee, collateral administrator and revolving note agent, and US Bank National Association, as account bank (together, “US Bank”), under which the parties agreed to terminate the existing senior secured repurchase facility with UBS, including, without limitation, the Global Master Repurchase Agreement (2000 version) dated as of May 15, 2017, as well as the annexes thereto and each confirmation and transaction supplement thereunder, the Second Amended and Restated Indenture dated as of December 17, 2020, and the Class A-1 Notes and the Class A-R Notes previously purchased by UBS from MHF II under such agreements (collectively, the “Repurchase Facility”).

Simultaneously with terminating the Repurchase Facility, MHF II, as borrower, entered into a Loan and Security Agreement (the “Loan Agreement”) with UBS, as administrative agent, Murray Hill Funding, LLC, as equity holder, CIM, as collateral manager, each of the lenders from time-to-time party thereto, and US Bank, as collateral agent and document custodian. Under the Loan Agreement, the floating interest rate payable by MHF II on all advances of up to $125,000,000 was reduced by 0.45% per year, from the three-month Secured Overnight Financing Rate (“SOFR”) plus a credit spread of 3.20% per year to SOFR plus a credit spread of 2.75% per year. All outstanding advances must be repaid by MHF II on or prior to the maturity date of February 13, 2028. MHF II may prepay advances pursuant to the terms and conditions of the Loan Agreement, subject to a 2.0% premium in certain circumstances. In addition, MHF II will be subject to a non-usage fee of 0.75% per year on the amount, if any, of the aggregate principal amount available under the Loan Agreement that has not been borrowed up to the minimum utilization amount of $100,000,000.

CION previously contributed loans and other corporate debt securities to MHF II in exchange for 100% of the membership interests of MHF II and may contribute additional loans and other corporate debt securities to MHF II in the future. MHF II’s obligations to UBS under the Loan Agreement are secured by a first priority security interest in all of the assets of MHF II. The obligations of MHF II under the Loan Agreement are non-recourse to CION, and CION’s exposure under the Loan Agreement is limited to the value of CION’s investment in MHF II.

In connection with the Loan Agreement, MHF II made certain representations and warranties and is required to comply with a borrowing base requirement, various covenants, reporting requirements and other customary requirements for similar facilities. MHF II incurred certain customary costs and expenses in connection with the Termination Agreement and the Loan Agreement.

The foregoing description of the Termination Agreement and the Loan Agreement as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein. A copy of a press release announcing the foregoing is also attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Termination Agreement, dated as of February 13, 2025, by and among Murray Hill Funding II, LLC, Murray Hill Funding, LLC, CION Investment Management, LLC, UBS AG, London Branch, US Bank Trust Company, National Association, and US Bank National Association.
10.2	Loan and Security Agreement, dated as of February 13, 2025, by and among Murray Hill Funding II, LLC, Murray Hill Funding, LLC, CION Investment Management, LLC, each of the Lenders from time-to-time party thereto, UBS AG, London Branch, US Bank Trust Company, National Association, and US Bank National Association.
99.1	Press Release dated February 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	February 19, 2025	By:	/s/ Michael A. Reisner
Co-Chief Executive Officer